UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported): October 21, 2004
                                                 (October 12, 2004)
                                                 -----------------

                  Nortia Capital Partners, Inc.
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    (Exact name of registrant as specified in its charter)

          Florida                  0-26843          65-0913582
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(State or other jurisdiction  (Commission         (IRS Employer
      of incorporation)        File Number)    Identification No.)

400 Hampton View Court, Alpharetta, Georgia            30004
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(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (770) 777-6795

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 (Former name or former address, if changed since last report)


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Item 1.01. Entry Into a Material Definitive Agreement

(a)  On October 15, 2004, the registrant, Global Life Sciences,
     Inc., a Nevada corporation ("Global"), and each registrant shareholder entered into a definitive share exchange agreement (the "Exchange Agreement"). Pursuant to the terms of the Exchange Agreement, the registrant will become a wholly owned subsidiary of Global and the shareholders of the registrant shall receive an aggregate of 8,675,000 newly issued shares of Global common stock, which represents a one-for-one share exchange of the registrant's stock for Global stock (the "Transaction"). Giving effect to the Transaction, there will be 10,455,000 shares of common stock outstanding, 82.97% of which will be held by the registrant's current shareholders. The closing of the Transaction is contemplated to occur on or prior to October 30, 2004 but remains subject to numerous conditions contained in the Agreement. Global recently adopted a business plan to commence activities as a business development company.

(b) When the Transaction closes, the registrant's current board of directors, comprised of William Bosso, Matthew T. Henninger, Harrysen Mittler, J.P. Baron and John Benton will be named to Global's board of directors. Mr. Bosso and Mr. Henninger previously resigned as officers and directors of Global on October 14, 2004. Global's current sole board member, Michael E. Marshall has agreed to continue to serve on Global's board of directors. The directors intend to appoint William Bosso, Matthew
     T. Henninger, and Harrysen Mittler as officers of Global.

(c) Each newly appointed Global officer will receive 100,000 shares of Global convertible preferred A stock. Each share of this preferred stock is convertible into one (1) share of Global common stock at the option of its holder at any time, except that such shares shall convert automatically on the date that is two years from the preferred stock's date of issuance. Each Preferred A Share has voting rights equivalent to ten (10) times the number of shares of common stock into which each such Preferred A Share shall convert, and are entitled to a dividend on a pari passu basis with the holders of Common Shares and other classes of preferred shares of the Company. Each Preferred A Share has a liquidation preference equal to $.10.

Item 3.02. Unregistered Sales of Equity Securities

     On October 12, 2004, the registrant issued 100,000 shares of the registrant's common stock, $0.001 par value, to (i) each of four individuals (400,000 shares in the aggregate) in exchange for such individual's service on the registrant's newly created advisory board; (ii) each of five individuals (500,000 shares in the aggregate) in exchange for such individual's service on the registrant's board of directors; and (iii) one individual in exchange for such individual's legal services provided to the registrant. These persons were the only offerees in connection with this transaction. The registrant relied upon section 4(2) and 4(6) of the Securities Act of 1933, as amended.

     Also on October 12, 2004, the registrant issued an aggregate of 1,950,000 shares of the registrant's common stock, $0.001 par value, as follows: (i) 750,000 shares to our chief executive


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officer in exchange for his service as such; (ii) 600,000  shares to our president in exchange for his service as such; and (iii) 600,000 shares to our chief financial officer in exchange for his service as such. These persons were the only offerees in connection with this transaction. The registrant relied upon section 4(2) and 4(6) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

2.1  Share Exchange Agreement



                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nortia Capital Partners, Inc.


By:/s/ William Bosso
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   William Bosso, President

Dated October 21, 2004



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